UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Luca Technologies Inc.

(Exact name of registrant as specified in its charter)

Delaware	38-3778663
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

500 Corporate Circle, Suite C, Golden, Colorado	80401
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common stock, par value per $.001 share	The NASDAQ Stock Market LLC

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☐

Securities Act registration statement file number which this form relates: 333-175211

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1.	Description of Registrant’s Securities to be Registered.

The information required by this Item 1 is set forth under the caption “Description of Capital Stock – Common Stock” in the Registrant’s registration statement on Form S-1 as filed with the Securities and Exchange Commission (the “SEC”) on June 29, 2011, Registration No. 333-175211 (the “Registration Statement”), as amended on August 3, 2011, September 15, 2011, November 14, 2011, January 6, 2012, February 27, 2012, March 15, 2012 and March 23, 2012 and as may hereafter be amended, covering the sale of shares of the class of securities to be registered hereby, which description is incorporated herein by reference. In addition, any description under the caption “Description of Capital Stock” in a form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, relating to the Registration Statement, as amended, shall be deemed to be incorporated herein by reference.

Item 2.	Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUCA TECHNOLOGIES INC.

By:	/s/ Brian J. Cree
Brian J. Cree
Chief Financial Officer and Chief Operating Officer

Dated: March 28, 2012